Exhibit 5

                  NORFOLK SOUTHERN CORPORATION
                     Three Commercial Place
                  Norfolk, Virginia  23510-2191

                         John S. Shannon
                  Executive Vice President-Law
                       Phone (804) 629-2630



                          July 25, 1995


                       OPINION OF COUNSEL


The Board of Directors
Norfolk Southern Corporation:


        As Executive Vice President-Law of Norfolk Southern Corporation (Corporation), I have acted as counsel for the Corporation in connection with the proposed issuance of Norfolk Southern Corporation Common Stock (Common Stock) pursuant to the terms of the Norfolk Southern Corporation Long-Term Incentive Plan, as amended (Plan), including the registration under the Securities Act of 1933, as amended, of such Common Stock. On the basis of such investigation as I have deemed necessary, I am of the opinion that any shares of Common Stock, when issued and delivered for the purposes described in the Plan, will be duly authorized, legally issued and fully paid and nonassessable.

        I consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 filed by the Corporation in connection with the registration under the Securities Act of 1933, as amended, of Common Stock to be issued pursuant to the Plan.

                                             /s/ John S. Shannon
                                             John S. Shannon